CSMC 07-2

Group 6

Pay rules

1.

Concurrently:

a.

14.7631793915% to the 6PT1 until retired

b.

85.2368206085% allocated as follows:

i.

Pay the Nas Priority Amount to the 6N1 until retired

ii.

Pay according to the aggregate PAC A as follows:

1.

Pay according to the aggregate PAC B sequentially to the 6P1 and 6P2 until retired

2.

Pay pro-rata to the 6P3-6P7 until retired

3.

Pay sequentially to the 6P8 and 6p9 until retired

4.

Pay disregarding the aggregate PAC B sequentially to the 6P1 and 6P2 until retired

iii.

Pay pro-rata to the 6C1 through 6C5 until retired

iv.

Pay the 6C6 until retired

v.

Pay disregarding the aggregate PAC A as follows:

1.

Pay according to the aggregate PAC B sequentially to the 6P1 and 6P2 until retired

2.

Pay pro-rata to the 6P3-6P7 until retired

3.

Pay sequentially to the 6P8 and 6p9 until retired

4.

Pay disregarding the aggregate PAC B sequentially to the 6P1 and 6P2 until retired

vi.

Pay the 6L1 until retired

vii.

Pay the 6N1 until retired

Accrual amounts

Pay the 6P2 accrual amount sequentially to the 6P1 and 6P2 until retired

Pay the 6P9 accrual amount sequentially to the 6P8 and 6P9 until retired

Notes

Pricing Speed = 300psa

Nas Bonds = 6n1 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority  % = (Balance of 6n1)/Total Non-PO Balance

Settlement: 03/01/07